UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2013 (January 17, 2013)

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DST SYSTEMS, INC.
(Exact Name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report).

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2013, DST Systems, Inc. (the "Company") entered into an agreement (the "Agreement") with George L. Argyros, The Argyros Family Foundation, The Argyros Family Trust, The Lenore Trigonis Trust Established under the Leon and Olga Argyros 1986 Trust, The Selia Poulos Trust Established under the Leon and Olga Argyros 1986 Trust, GLA Financial Corporation, and HBI Financial Inc. (collectively, the "Argyros Group").  The Agreement provides, among other things, that (i) the Company will maintain the size of the Company’s Board of Directors (the "Board") at no more than nine directors at least until the conclusion of the Company's 2014 annual meeting of stockholders ; (ii) the Company will take all necessary actions to nominate Stephen C. Hooley, A. Edward Allinson, and Brent L. Law (or his replacement) (the "2013 Nominees") for election to the Board at the 2013 annual meeting of stockholders for a three-year term expiring in 2016, and include the 2013 Nominees in the Company's slate of nominees; (iii) the Company will use its reasonable best efforts to cause the election of the 2013 Nominees at the 2013 annual meeting; and (iv) the Company will reimburse the members of the Argyros Group and their respective affiliates for all legal fees and related out-of-pocket costs and expenses incurred in connection with the matters related to (A) the Company’s 2012 annual meeting of stockholders (including the negotiation and execution of an agreement, dated February 6, 2012, by and among the Company and the Argyros Group), and (B) the 2013 annual meeting (including the negotiation and execution of the Agreement).

The Agreement also provides that so long as the Company complies with its obligations in the Agreement, the Argyros Group and its members will not (a) nominate any person for election at the 2013 annual meeting; or (b) submit any proposal for consideration at, or bring any other business before, the 2013 annual meeting.  Additionally, so long as the Company complies with its obligations in the Agreement, each member of the Argyros Group will cause (i) all shares of the Company's common stock that it beneficially owns to be present for quorum purposes, and (ii) all the votes associated with one-third of the shares of the Company's common stock that it beneficially owns to be voted in favor of each 2013 Nominee, subject to certain rights of the Argyros Group to cumulate votes (in its sole discretion) on certain 2013 Nominees under certain agreed upon circumstances.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 16, 2013, the Company received a resignation letter from Robert T. Jackson, effective January 17, 2013.  Mr. Jackson resigned as a director of the Company.

On January 22, 2013, the Board appointed Brent L. Law as a director.  Mr. Law will be part of the class of directors with terms expiring at the Company’s 2013 annual meeting of stockholders.  No determination has been made as of the date of this Current Report on Form 8-K as to which committees of the Board Mr. Law will be appointed.  The Board has nominated Mr. Law to stand for election as a director at the 2013 annual meeting for a three-year term expiring in 2016.  Also on January 22, 2013, the Board appointed Lawrence M. Higby as lead independent director.

 The Company’s press release announcing Mr. Jackson’s resignation, Mr. Higby's appointment as lead independent director and Mr. Law’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated in this Item 5.02 by reference.

ITEM 9.01  Financial Statements and Exhibits

 (d). Exhibits.

Exhibit Number	Description
99.1	Press release dated January 23, 2013.
99.2	Agreement, dated January 22, 2013, by and among the Company and the Argyros Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of January, 2013.

DST SYSTEMS, INC.

By:	/s/ Randall D. Young
Name:	Randall D. Young
Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 23, 2013.
99.2	Agreement, dated January 22 , 2013, by and among the Company and the Argyros Group